Exhibit 5.1

Alan A. Blakeboro

Gary j. hill

Diana Jessup Lee

Bruce W. McRoy

Michael E. Pfau

Daniel A. Reicker

Andrew D. Simons

Timothy J. Trager

Fernando Velez, Jr.

__________

Robert B. Forouzandeh

Stephen E. White

1421 State Street, Suite B Santa Barbara, CA 93101 Telephone (805) 966-2440 Fax (805) 966-3320 November 17, 2014	Mailing Address: Post Office Box 1470 Santa Barbara, CA 93102-1470 _______ www.reickerpfau.com _______ Kurt H. Pyle, Retired

EnerJex Resources, Inc.

4040 Broadway, Suite 508

San Antonio, TX 78209

Registration Statement on Form S-3 – EnerJex Resources, Inc.

Ladies and Gentlemen,

We have acted as counsel to EnerJex Resources, Inc., a Delaware corporation ("EnerJex"), in connection with the Registration Statement on Form S-3 (as amended through the effective date thereof, the "Registration Statement") filed by EnerJex with the Securities and Exchange under the Securities Act of 1933, as amended (the "Securities Act") on the date hereof, relating to the registration of the offering by EnerJex of an indeterminate number of (i) shares of common stock, par value $0.001 per share (the “common stock ”), (ii) shares of Series A Preferred Stock, par value $0.001 per share (the “preferred stock”), (iii) warrants to purchase common stock and preferred stock (the “warrants”), and (v) units consisting of two or more of the foregoing securities, having a maximum aggregate public offering price of $50,000,000. The Registration Statement provides that the common stock, preferred stock, warrants and units may be sold from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be set forth in one or more prospectus supplements (each, a “prospectus supplement”) to the prospectus contained in the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

In acting as counsel for EnerJex and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of EnerJex, agreements and other instruments, certificates of officers and representatives of EnerJex, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.  In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

November 17, 2014

We express no opinion with respect to laws other than those of the federal law of the United States of America and the Nevada Revised Statutes, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

For purposes of the opinions expressed in paragraphs (1) through (5) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the common stock offered pursuant to the Registration Statement, the total number of issued shares of common stock, together with the total number of shares of common stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of common stock under EnerJex's articles of incorporation, as amended and then in effect.

For purposes of the opinions expressed in paragraphs (1) through (5) below, without limiting any other exceptions or qualifications set forth herein, we have also assumed that after the issuance of the preferred stock offered pursuant to the Registration Statement, the total number of issued shares of preferred stock, together with the total number of shares of preferred stock reserved for issuance upon the exercise, exchange or conversion of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of preferred stock under EnerJex's articles of incorporation, as amended and then in effect, and that EnerJex will not create a series of preferred stock that is assessable.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.           When (i) specifically authorized for issuance by the EnerJex Board of Directors or a duly authorized committee thereof (the “common stock authorizing resolution”) and (ii) shares of common stock have been issued as contemplated in the common stock authorizing resolution against receipt by EnerJex of the consideration therefor provided in the common stock authorizing resolution, such shares of common stock will be validly issued, fully paid and non-assessable.

2.           When (i) specifically authorized for issuance by the EnerJex Board of Directors or a duly authorized committee thereof (the “preferred stock authorizing resolution ”) and (ii) shares of preferred stock have been issued as contemplated in the preferred stock authorizing resolution against receipt by EnerJex of the consideration therefor provided for in the preferred stock authorizing resolution, then (A) the preferred stock will be validly issued, fully paid and non-assessable and (B) if the preferred stock is convertible into common stock, the common stock, if and when duly issued upon the conversion of such preferred stock, will be validly issued, fully paid and non-assessable.

3.           When (i) the terms of the warrants and the applicable warrant agreement are established or authorized and the warrants are specifically authorized for issuance by the EnerJex Board of Directors or a duly authorized committee thereof (the “warrants authorizing resolution”), (ii) the warrants are duly executed by EnerJex and all conditions for delivery of the warrants established in the warrants authorizing resolution have been met and (iii) the warrants are delivered by EnerJex against receipt by EnerJex of the consideration therefor provided for in the warrants authorizing resolution, then such warrants will be binding obligations of EnerJex.

November 17, 2014

4.           When (i) the terms of the units and the applicable terms of the securities included in the units are established or authorized and the units are specifically authorized for issuance by the EnerJex Board of Directors or a duly authorized committee thereof (the “units authorizing resolution”), (ii) the units are duly executed by EnerJex and all conditions for delivery of the units established in the units authorizing resolution have been met and (iii) the units are delivered by EnerJex against receipt by EnerJex of the consideration therefor provided for in the units authorizing resolution, then such units will be binding obligations of EnerJex.

The opinions expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Interests of Named Experts and Counsel" in prospectus constituting part of the Registration Statement, including any amendments and supplements to the foregoing.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Reicker, Pfau, Pyle & M cRoy, LLP
Reicker, Pfau, Pyle & McRoy, LLP